Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Triple Flag Precious Metals Corp. of our report dated February 22, 2022 relating to the consolidated financial statements of Triple Flag Precious Metals Corp., which appears in Exhibit 4.2 to Triple Flag Precious Metals Corp.’s registration statement on Form F-10 filed on August 17, 2022.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Ontario

Canada

September 1, 2022